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                                                                     EXHIBIT 5.3

                 [BIRCH, HORTON, BITTNER AND CHEROT LETTERHEAD]


                                  June 20, 2003


Correro Fishman Haygood Phelps
 Walmsley & Casteix, L.L.P.
201 St. Charles Avenue, 46th Floor
New Orleans, Louisiana 70170-4600

Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, Texas 77002-6760

Re: Offshore Logistics, Inc. - $230,000,000 principal amount of 6 1/8% Senior Notes due 2013

Ladies and Gentlemen:

         We have acted as counsel to Air Logistics of Alaska, Incorporated (the "Corporation"), a corporation organized under the laws of the State of Alaska (the "State"), in connection with the notes referred to above (the "Notes"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below). In such capacity we have examined originals or certified copies of the following documents:

         1. A certificate from the Commissioner of the Department of Community and Economic Development of the State, dated the 16th day of June 2003, with respect to the status of the Corporation as a corporation in good standing under the laws of the State as of that date;

         2. The Articles of Incorporation of the Corporation, certified as true, correct and complete as of the date hereof by the Secretary of the Corporation;

         3. A copy of the Bylaws of the Corporation certified as true, correct and complete as of the date hereof by the Secretary of the Corporation;

         4. The Purchase Agreement dated as of June 17, 2003 (the "Purchase Agreement") by and among Offshore Logistics, Inc., the initial purchasers named on the signature pages thereto, the Corporation and the other subsidiary guarantors named on the signature pages thereto;

         5. The Registration Rights Agreement and the Indenture (including the Guarantees contained therein); and

         6. Such other corporate documents and records of the Corporation, such other certifications or representations as to factual matters of public officials and officers of the Corporation and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

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Correro Fishman Haygood Phelps
 Walmsley & Casteix, L.L.P.
Vinson & Elkins L.L.P.
June 20, 2003
Page 2


         We also have reviewed an excerpt of the Offering Circular for the Notes that you have provided to us that describes the business conducted by the Corporation.

         As to questions of fact material to our opinion, we have relied upon the certifications and representations of public officials and officers of the Corporation furnished to us without undertaking to verify the same by independent investigation.

         Based upon the foregoing, we are of the opinion that, under existing law:

         1. The Corporation has been duly incorporated and is an existing corporation in good standing under the laws of the State of Alaska, with the corporate power and authority to own its properties and conduct its business described in the Offering Circular.

         2. All of the issued and outstanding capital stock of the Corporation has been duly authorized and validly issued and is fully paid and nonassessable, and the capital stock of the Corporation is owned free from liens, encumbrances and defects.

         3. The Purchase Agreement, the Registration Rights Agreement and the Indenture (including the Guarantee by the Corporation contained therein) have been duly authorized, executed and delivered by the Corporation.

         This opinion may be relied upon by U.S. Bank N.A., as Trustee for the Notes. The opinions expressed herein are limited to matters of Alaska and United States federal law.

                                            Very truly yours,

                                            BIRCH, HORTON, BITTNER and CHEROT

                                            /s/ THOMAS F. KLINKNER
                                            ------------------------------------
                                            Thomas F. Klinkner